Exhibit 10.2
June 21, 2009
Strictly Confidential
Mr. Mark Libratore
CEO
Liberator Medical Holdings, Inc.
2979 SE Gran Park Way
Stuart, FL 34997
RESEARCH AND CONSULTING AGREEMENT
Dear Mr. Libratore:
We are pleased to confirm our mutual understanding regarding the retention of Littlebanc Advisers, LLC (“Littlebanc) by Liberator Medical Holdings, Inc. together with its subsidiaries, affiliates, beneficiaries, successors, and assigns (collectively, the “Company”), subject to the terms and conditions of this agreement (the “Agreement”).
1.	Purpose of Engagement. Littlebanc will assist the Company with sponsored research and consulting services.

2.	Term of Engagement. The term of our engagement hereunder shall be for a period commencing on the date the Agreement is executed for a period of twelve (12) months.

3.	Role of Littlebanc:
a)	Prepare an equity research report (“The Report”) to be issued and distributed to existing and potential stockholders of the Company. During the preparation of The Report, Littlebanc will request information from the Company and may require meetings with Company personnel in this regard. Completion of The Report depends on the timely receipt of any required information and the timely scheduling of requested meetings. Littlebanc will advise the Company of any delays it is experiencing in gathering the information required for The Report. Littlebanc anticipates The report will be completed within 8 weeks of the execution of this Agreement and receipt of payment.

b)	Provide consulting services, which may include all or some of (1) preparation of a presentation describing the Company’s industry, business strategy, business and management and incorporating current financial and other appropriate information based on data furnished by the Company; (2) Assisting in the preparation of a financial model.
4.	Compensation. In consideration for our services described above, Littlebanc shall be entitled to receive, and the Company agrees to pay Littlebanc the following compensation:
a)	Research Report Fee: The Company will pay Littlebanc twenty five thousand dollars ($25,000) on the date this Agreement is executed.

b)	Consulting Fee. The Company will pay Littlebanc ninety nine thousand six hundred dollars ($99,600) and 60,000 shares of common stock of the Company, which shares shall be restricted for 6 months from the date of execution of the Agreement, for consulting services as follows:

Fees will be paid quarterly in advance. On execution of the Agreement: $19,000 plus 60,000 of restricted common stock of the Company

On October 6, 2009:	23,000
On January 6, 2010:	27,000
On April 6, 2010:	30,600
5.	Right of First Refusal. In the event the Company determines, during the Term, that it will require the services of an investment banker, financial advisor or similar professional in connection with a fairness opinion, valuation, recapitalization, capital raise, sale, business combination or similar transaction, the Company agrees to engage Littlebanc, securities offered through Wilmington Capital Securities, LLC to provide such services assuming the key terms and conditions of a proposal by Littlebanc are substantially similar to such key terms and conditions provided by a qualified third party service provider. On the other hand, if Littlebanc does not provide such services or the key terms and conditions of the third party proposal for such services are better than Littlebanc’s, then the Company may engage such third party service provider to perform such services.

6.	Reimbursement of Expenses. In addition to the fees described in Paragraph 5 above, the Company agrees to reimburse Littlebanc within ten (10) days after receipt of a reasonably acceptable invoice from Littlebanc, securities offered through Wilmington Capital Securities, LLC for all pre-approved (such pre-approval shall only be required for expenses over $500), reasonable, out-of-pocket expenses incurred by Littlebanc (including travel, databases and related fees) in connection with the services contemplated by this Agreement.
We look forward to formalizing our business relationship. If the foregoing and the attached Exhibit A correctly set forth our agreement, please execute the enclosed copy of this letter in the space provided and return it to us.
Very truly yours,
Littlebanc Advisers, LLC

By:	/s/ Michael Margolies
	Name:	Michael Margolies
	Title:	CEO

Confirmed and agreed to this 6 day of July, 2009
LIBERATOR MEDICAL HOLDINGS, INC.
By: /s/ Mark Libratore
Mark Libratore, CEO

EXHIBIT A
A.	Representations of the Company. The Company hereby represents and warrants that any and all information supplied by Company to Littlebanc in connection with any and all services to be performed hereunder by Littlebanc for and on behalf of the Company shall be, to the Company’s knowledge, true and correct in all material respects as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Littlebanc to adequately provide services as described herein is dependent upon the prompt dissemination of such information to Littlebanc.

B.	Indemnification. The Company hereby agrees to indemnify and hold Littlebanc its officers, directors, principals, employees, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or. threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, (i) any material breach by the Company of any representation, warranty or covenant contained in this Agreement or (ii) any negligent act or omission by Company hereunder.

If Littlebanc receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section (C), Littlebanc shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”) . Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Littlebanc of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Littlebanc with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. Littlebanc shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Littlebanc shall have the right to employ its own counsel in any such action. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Littlebanc which consent shall not be delayed and which shall not be required if Littlebanc is granted a release in connection therewith.

The Company further agrees, upon demand by Littlebanc to promptly reimburse Littlebanc for, or pay, any loss, claim, damage, liability or expense reasonably incurred as to which Littlebanc has been indemnified herein with such reimbursement to be made currently as any loss, damage, liability or expense is reasonably incurred by Littlebanc. If for any reason the foregoing indemnification is unavailable or is insufficient to bold the Littlebanc harmless, the Company agrees to contribute the amount paid or payable by the Littlebanc in such proportion as to reflect not only the relative benefits received by the Indemnitor, as the case may be, on the one hand, and Littlebanc on the other hand, but also the relative fault of the Company and Littlebanc as well as any relevant equitable considerations. IN NO EVENT SHALL EITHER PARTY OR ANY PARTY’S OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF GOODWILL, LOST PROFITS, LOST DATA OR LOST OPPORTUNITIES, IN ANY WAY RELATING TO THIS AGREEMENT, EVEN IF A PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING, AND WHETHER SUCH LIABILITY IS BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE. I N NO EVENT WILL EITHER PARTY’S LIABILITY IN THE AGGREGATE FOR ANY LOSSES FOR ANY MATTER ARISING BETWEEN THE PARTIES HEREIN, EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER THIS INDEMNIFICATION PROVISION UNDER THIS AGREEMENT, EVER EXCEED THE TOTAL FEES RECEIVED BY LITTLEBANC UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE.

For purposes of this Agreement, each officer, director, member, and employee or affiliate of Littlebanc and each person, if any, who controls Littlebanc (or any applicable affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Littlebanc with respect to matters of indemnification by the Company hereunder.

C.	Confidentiality. Littlebanc agrees that all information pertaining to the prior, current or contemplated business of the Company is valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, and trademarks, trade secrets, financing techniques and sources and such financial statements of the Company. Littlebanc its officers, directors, employees, agents and members shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company’s business . Such confidentiality does not apply (i) where such information is publicly available as of the Effective Date or later becomes publicly available other than through a breach of this Agreement, (ii) where such information is subsequently lawfully obtained by Littlebanc from a third party or parties, who are authorized by Company to disclose such information, or (iii) to such information where disclosure is required pursuant to a government order or applicable law.

D.	Independent Contractor. It is expressly understood and agreed that Littlebanc shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties . It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Littlebanc shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

E.	Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

F.	Notices All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or electronic transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.

G.	Entire Agreement This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

H.	Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

I.	Construction: Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties herein agree that the sole and exclusive venue for any action hereunder shall be the court of competent jurisdiction in Palm Beach County, Florida. Both parties agree to waive any objections to the above venue. EACH OF LITTLEBANC AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, SUIT OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

J.	Binding Nature. The terms and provisions of this Agreement shall be binding upon and injure to the benefit of the parties, and their respective successors and assigns.

K.	Counterparts. This Agreement may be executed in any number of counterparts, including facsimile or electronic signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

L.	Attorneys’ Fees and Court Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and court costs.

M.	Computer Virus. During the course of this engagement, each party may exchange electronic versions of documents and emails with the other using commercially available software. Unfortunately, the technology community is occasionally victimized by the creation and dissemination of so-called viruses, or similar destructive electronic programs. Both party’s take the issues raised by these viruses seriously and have invested in document and email scanning software that identifies and rejects files containing known viruses. Both parties also update their systems with the software vendor’s most current releases at regular intervals.

By utilizing this virus scanning software, each party’s system may occasionally reject a sent communication. Each party in turn may send something that is rejected by the receiving party’s system. This infrequent occurrence is to be expected as part of the ordinary course of business.

Because the virus protection industry is generally one or two steps behind new viruses, neither party can guarantee that its communications and documents will always be virus free. Occasionally, a virus will escape and go undetected as it is passed from system to system. Although each party believes its virus protection measures are excellent, it can make no warranty that its documents will be virus free at all tines.

Each party agrees to immediately inform the other in the event a virus enters the affected party’s system via any electronic means originating from the delivering party. Through cooperative efforts, disruption to communications can be minimized.

N.	Information Disclosure. Each party may disclose any information where disclosure is required by law, subject to giving the other party a reasonable period of time to negotiate with the governmental authority to stop or, possibly restrict the disclosure. For example, information may be disclosed to law enforcement and regulatory agencies to do such things as prevent fraud. Information may also be disclosed to affiliates who have a need to know and provided that such disclosure is subject to this Agreement.

O.	Legal Services. Littlebanc is not, in any manner, providing legal services or legal advice to the Company. Furthermore, the Company agrees and acknowledges that Littlebanc is not an advisor as to tax, accounting or regulatory matters in any jurisdiction.

P.	Securities Trading and Other Activities. Littlebanc, securities offered through Wilmington Capital Securities, LLC is a full service securities firm engaged, directly or indirectly, in various activities, including securities trading, investment management, financing and brokerage activities. Subject to the prior written approval of the Company, Littlebanc, securities offered through Wilmington Capital Securities, LLC and its affiliates may actively trade the debt or equity securities (or related derivative securities) of the Company and other companies which may be the subject of the engagement contemplated by this Agreement for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities. Littlebanc, securities offered through Wilmington Capital Securities, LLC and its affiliates also may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction; provided that Littlebanc, securities offered through Wilmington Capital Securities, LLC and its affiliates promptly notify Company of such conflict and obtain the prior written consent of Company, which consent shall not be unreasonably withheld.

Q.	No Fiduciary Duties. The Company represents that it is a sophisticated business enterprise that has retained Littlebanc for the limited purposes set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

R.	USA Patriot Act. If necessary, the Company agrees to provide Littlebanc with information and supporting documentation to enable Littlebanc to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) (Public Law 107-56).

S.	Marketing. Subject to the prior written approval of Company (which approval shall not be unreasonably withheld), Littlebanc shall have the ability to publicize this engagement with the Company (i.e., and use the Company’s logo) in its marketing materials.